Exhibit 99.1

RMS Medical Products Victory as U.S. Federal Circuit Court of Appeals Invalidates EMED Technologies Corp.’s Patent, Nullifying Infringement Claim

CHESTER, NY / April 9, 2018 / Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR; the “Company”) is pleased to announce that the United States Court of Appeals for the Federal Circuit shot down EMED’s appeal and that nine of the ten claims in EMED’s patent were invalid.

Andy Sealfon, RMS Chief Executive Officer commented, “The court’s decision further validates RMS’s leading status as an innovator in home infusion. While we are pleased with the result, we want to assure our partners that despite all of this unwarranted legal interference, RMS remains focused on its mission to improve the quality of life of patients around the world.”

Background of Litigation

The Company and EMED have been involved in ongoing litigation for some time. To briefly recount, on September 20, 2013, the Company commenced in the United States District Court for the Eastern District of California a Declaratory Judgment action against its competitor, EMED, to establish the invalidity of one of EMED’s patents, 8,500,703 (the ’703 patent) and non-infringement of the Company’s needle sets. EMED answered the complaint and asserted patent infringement and unfair business practice counterclaims. The Company responded by asserting its own unfair business practice claims against EMED. The Company further requested ex parte reexamination on September 11, 2015.

In a Final Office Action of September 15, 2017, the USPTO Examiner rejected all claims of the ’703 patent as unpatentable. EMED filed an appeal brief on January 25, 2018. The California case currently appears at rest awaiting the final determination from this appeal.

On June 25, 2015 EMED filed a new claim of patent infringement for a second of its patents, 8,961,476 (the ’476 patent), also directed at the Company’s needle sets, in the United States District Court for the Eastern District of Texas. This ’476 patent is related to the ’703 patent.

On September 17, 2015 the Company requested an inter parties review (“IPR”) of the ’476 patent before the USPTO Patent Trial and Appeals Board (“PTAB”), which was granted. On January 12, 2017 the PTAB issued a Final Written Decision invaliding claims 1-8 and 10 of the ’476 patent. EMED subsequently appealed to the United States Court of Appeals for the Federal Circuit (“CAFC”).

On April 3, 2018 the CAFC issued its decision. The CAFC’s Judgement affirmed the Final Written Decision of the PTAB invaliding claims 1-8 and 10 of EMED’s ’476 patent.

About RMS Medical Products

The Company manufactures medical products used for home infusions and suctioning. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, RMS Precision Flow Rate Tubing™ and RMS HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in professional healthcare settings as well as at home. The Company’s RES-Q-VAC® line of medical suctioning products is used by emergency medical service providers in addition to a variety of other healthcare providers.

The Company’s website may be visited at www.rmsmedicalproducts.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms term “believe” to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission. The results of operations for the periods presented herein are not necessarily indicative of the results to be expected in the future.

For more information please call:

Mike King

702 650 3000

Princeton Research

SOURCE: RMS Medical Products